                                              EXHIBIT 11.0
                                            PEGASUS GOLD INC.
                                    COMPUTATION OF EARNINGS PER SHARE
                                 (In Thousands, except for share amounts)

                                                   Three Months Ended              Nine Months Ended
                                                      September 30,                  September 30,
                                                   1997           1996             1997          1996
                                                   ----           ----             ----          ----
PRIMARY:
Earnings:
  Net loss applicable to primary
    earnings per share calculation . . . . . . .   ($432,786)     ($7,792)         ($435,951)    ($9,492)
                                                   ---------      -------          ---------     -------
                                                   ---------      -------          ---------     -------

Weighted average number of shares
  outstanding:
 Common shares and equivalents . . . . . . . . .      41,305       41,070             41,216      40,411
 Additional shares outstanding assuming
  exercise of stock options reduced by the
  number of shares which could have been
  purchased with the proceeds from the
  exercise of such options . . . . . . . . . . .          33           65                 30         268
                                                   ---------      -------          ---------     -------

Weighted average number of shares
  outstanding, as adjusted . . . . . . . . . . .      41,338       41,135             41,246      40,679
                                                   ---------      -------          ---------     -------
                                                   ---------      -------          ---------     -------

Net income (loss) per share - primary. . . . . .     ($10.47)      ($0.19)           ($10.57)     ($0.23)
                                                   ---------      -------          ---------     -------
                                                   ---------      -------          ---------     -------

FULLY DILUTED:
Earnings:
   Net loss. . . . . . . . . . . . . . . . . . .   ($432,786)     ($7,792)         ($435,951)    ($9,492)
Add:
Interest relating to 6.25% convertible
  subordinated notes, net of tax . . . . . . . .       1,797          (17)             1,797         240
Amortization of issuance costs relating to
  6.25% convertible subordinated notes,
  net of tax . . . . . . . . . . . . . . . . . .         130          130                130         390
                                                   ---------      -------          ---------     -------

Net loss applicable to fully diluted
  earnings per share calculation . . . . . . . .   ($430,859)     ($7,679)         ($434,024)    ($8,862)
                                                   ---------      -------          ---------     -------
                                                   ---------      -------          ---------     -------

Weighted average number of shares
  outstanding:
  Common shares and equivalents. . . . . . . . .      41,305       41,070             41,216      40,411
  Additional shares outstanding assuming
    exercise of stock options reduced by the
    number of shares which could have been
    purchased with the proceeds from the
    exercise of such options . . . . . . . . . .          60           65                 31         272
  Additional average shares outstanding
    assuming conversion of 6.25%
    convertible subordinated notes . . . . . . .       7,709        7,709              7,709       7,709
                                                   ---------      -------          ---------     -------

Weighted average number of shares
    outstanding, as adjusted . . . . . . . . . .      49,074       48,844             48,956      48,392
                                                   ---------      -------          ---------     -------
                                                   ---------      -------          ---------     -------

Net loss per share - fully diluted (a) . . . . .      ($8.78)      ($0.16)            ($8.87)     ($0.18)
                                                   ---------      -------          ---------     -------
                                                   ---------      -------          ---------     -------
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(a) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.